                                                                   EXHIBIT 10.46

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                   MORTGAGE

                                     from

                              CAMDEN COGEN L.P.,

                                   Mortgagor

                                      to

                GENERAL ELECTRIC CAPITAL CORPORATION, as Agent,

                                   Mortgagee

                         Dated as of February 4, 1992

                   THIS MORTGAGE ALSO CONSTITUTES A SECURITY
                  AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

After recording return to:
     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, New York 10017
     Attn:  Mark J. Eagan

This Instrument Prepared by the Undersigned in consultation with: Messrs. McCarter & English
                       Four Gateway Center
                       100 Mulberry Street
                       Newark, New Jersey 07102-4096

     Signature  /s/ MARDI R. MERJIAN
                -------------------------
                Mardi R. Merjian

                               TABLE OF CONTENTS
                               -----------------
                                                                            Page
                                                                            ----

1.   Warranty of Title......................................................   5

2.   Payment of Indebtedness................................................   5

3.   Proper Care and Use; Inspection........................................   6

4.   Requirements...........................................................   7

5.   Payment of Impositions.................................................   7

6.   Insurance..............................................................   9

7.   Condemnation/Eminent Domain............................................  11

8.   Limitation on Disposition and Priority of
     Lien, Utilities........................................................  11

9.   Estoppel Certificates..................................................  12

10.  Expenses...............................................................  12

11.  Mortgagee's Right to Perform...........................................  13

12.  Further Assurances.....................................................  13

13.  Assignment of Rents....................................................  13

14.  Events of Default......................................................  14

15.  Remedies...............................................................  14

16.  Remedies Cumulative and Concurrent.....................................  16

17.  Discontinuance of Proceedings..........................................  17

18.  Application of Proceeds................................................  17

19.  Successor Mortgagor....................................................  17

20.  Security Agreement Under Uniform Commercial Code.......................  18

21.  Indemnification; Waiver of Claim.......................................  18

22.  No Waivers, Etc........................................................  19

23.  Waiver by Mortgagor....................................................  19

24.  Trust Funds............................................................  20

                                                                            Page
                                                                            ----

25.  Notices................................................................  20

26.  Taxes on Mortgagee.....................................................  21

27.  No Modification; Binding Obligations...................................  21

28.  Miscellaneous..........................................................  21

29.  Captions...............................................................  22

30.  Successors and Assigns.................................................  22

31.  Enforceability.........................................................  22

32.  RECEIPT OF COPY........................................................  22

33.  Loan Agreement.........................................................  22

34.  Limitation of Liability................................................  23

                                   MORTGAGE
                                   --------


          THIS MORTGAGE dated as of February 4, 1992 from CAMDEN COGEN L.P., a Delaware limited partnership, ("Mortgagor"), having an office at c/o Cogen Technologies, 1600 Smith Street, Suite 5000, 50th Floor, Houston, Texas 77002, to GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Mortgagee"), as agent for the lenders (the "Lenders") parties to the Loan Agreement (as defined below), having an office at 1600 Summer Street, Stamford, Connecticut 06927. Unless otherwise defined herein, all capitalized terms used herein shall have their respective meanings set forth in the Loan Agreement.

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, Mortgagor is the owner in fee simple of certain tracts of land located in Camden, Camden County, New Jersey and more particularly described in Exhibit A attached hereto and made a part hereof (the "Land"); and

          WHEREAS, pursuant to the Construction and Term Loan Agreement dated as of even date herewith among Mortgagor, the Lenders and Mortgagee (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), Lenders have agreed, subject to the terms and conditions set forth therein, to make construction loans (collectively, the "Loans") to, and Mortgagee has agreed to issue letters of credit (together with any application therefor, the "Letters of Credit") for the account of, Mortgagor in an aggregate principal and drawable amount not to exceed $149,000,000, such Loans to be evidenced by the promissory notes of Mortgagor issued thereunder (as amended, supplemented or modified from time to time, together with any substitute therefor or replacement thereof, the "Notes"); and

          WHEREAS, Mortgagor and Mortgagee have agreed that all indebtedness, obligations and liabilities of Mortgagor evidenced by, arising out of, or in connection with the Loan Agreement, the Notes, the Letters of Credit, the Collateral Security Documents and other Loan Documents (as defined below) shall be secured by a first lien on the Mortgaged Property, as defined below;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Mortgagor hereby agrees as follows:

          TO SECURE:

          (a) (i) repayment of all amounts advanced and to be advanced under the Notes, the terms of which are hereby made a part of this Mortgage, (ii) payment of all reimbursement obligations in respect of the Letters of Credit, (iii) payment of all interest (including interest on principal after default), fees and expenses payable on the Notes or under the Loan Agreement and the Letters of Credit as provided in the Loan Agreement and
     (iv) payment of any and all fees, costs and expenses, including, without limitation, attorney's fees, incurred by Mortgagee in enforcing rights and remedies of Mortgagee hereunder and under the Loan Agreement, the Notes and the Collateral Security Documents (the items set forth in clauses (i), (ii), (iii) and (iv) being referred to collectively as the "Indebtedness"); and

          (b) performance of all covenants, agreements, obligations and liabilities of Mortgagor (the "Obligations") under or pursuant to the provisions of the Loan Agreement, the Letters of Credit, the Notes, this Mortgage and the other Loan Documents (as defined below) and any extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Loan Agreement, the Notes, the Letters of Credit, this Mortgage and the other Collateral Security Documents and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or performance of the Obligations are collectively referred to as the "Loan Documents));

Mortgagor hereby grants a security interest in, and hereby mortgages, conveys, assigns, bargains, transfers and sets over to Mortgagee, the following property and rights and interests in property (collectively, the "Mortgaged Property"):

          A. the Land;

          B. all right, title and interest of Mortgagor in and to any and all buildings and improvements now or hereafter erected on the Land (the "Improvements"; the Land, together with the Improvements, are hereinafter collectively referred to as the "Real Estate));

          C. all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to all streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining, or abutting the Real Estate to the center line thereof and strips and gores within or adjoining the Real Estate, the air space and right to use said air space above the Real Estate, all rights of way, privileges, liberties, hereditaments, all easements now or hereafter affecting or benefitting the Real Estate, all royalties and all rights appertaining to the use and enjoyment of said Real Estate, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights;

          D. all and singular, the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the Real Estate, and the reversion or reversions, remainder or remainders, rents, issues, profits and revenue thereof; and also all the estate, right, title, interest, dower and right of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both in law and equity, of Mortgagor, of, in and to the Real Estate and of, in and to every part and parcel thereof, with the appurtenances, at any time belonging or in anywise appertaining thereto;

          E. all of the legal fixtures of every kind and nature whatsoever currently owned or hereafter acquired by Mortgagor, and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached to, or intended to be attached to (through not attached thereto) the Real Estate or placed on any part thereof (said legal fixtures of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof, are hereinafter collectively referred to as the "Equipment"), including, but without limiting the generality of the foregoing, all fixtures and equipment as defined in the Uniform Commercial Code and including, but without limiting the generality of the foregoing, all furnaces, turbines, generators, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, incinerating, and escalator, elevator, power, loading and unloading equipment and systems, sprinkler systems and other fire prevention and extinguishing apparatus and pipes, pumps, tanks, conduits, fittings and fixtures; it being understood and agreed that all Equipment is appropriated to the use of the Real Estate and, whether affixed or annexed or not, for the purposes of this Mortgage shall be deemend conclusively to be Real Estate and mortgaged hereby; and Mortgagor hereby agrees to execute and deliver, from time to time, such further instruments (including security agreements), as may be requested by Mortgagee to confirm the lien of this Mortgage on the Equipment;

          F. all unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by Mortgagor and Mortgagor's interest in and to all proceeds of the conversion and the interest payable thereon, voluntary or involuntary, relating to the Mortgaged Property, or any part thereof, into cash or liquidated claims, including, without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance or any other insurance maintained on the Real Estate and the Equipment, and the right to collect and receive the same, and all awards and/or other compensation including the interest payable thereon and the right to collect and receive the same (in the alternative and collectively, "Awards"), heretofore and hereafter made to the present and all subsequent owners of the Real Estate and the Equipment by the United States, the State of New Jersey or any political subdivision thereof, or any agency, department, bureau, board, commission, or instrumentality of any of them, now existing or hereafter created (collectively, "Governmental Authority") for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate and Equipment or any easement or other right therein, including, without limiting the generality of the foregoing, Awards for any change or changes of grade or the widening of streets, roads or avenues affecting the Real Estate, to the extent of all amounts which may be secured by this Mortgage as of the date of receipt, notwithstanding the fact that the amount thereof may not then be due and payable, and to the extent of attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of such Awards. Mortgagor hereby assigns to Mortgagee, and Mortgagee is hereby authorized to collect and receive such Awards, and to give proper receipts and acquittance therefor and, subject to the other provisions hereof and the provisions of the Security Deposit Agreement, to apply the same toward the Indebtedness, notwithstanding the fact that the full amount thereof may not then be due and payable; Mortgagor hereby agrees, upon demand of Mortgagee, to make, execute and deliver, from time to time, such further instruments as may be reasonably requested by Mortgagee to confirm such assignment of said Awards to Mortgagee, free and clear and discharged of any encumbrances of any kind or nature whatsoever;

          G. all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Real Estate and the Equipment, hereafter acquired by or released to Mortgagor (other than by the Mortgagee) or constructed, assembled or placed by Mortgagor on the Real Estate (other than the "Modifications)) referred to in Section 15 of the "Capital Contribution Agreement", as defined in the Loan Agreement), and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described herein;

          H. all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements and licenses of the Real Estate and Equipment, or any part thereof, now existing or hereafter entered into by Mortgagor (collectively, "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the benefits, revenues, income, rents, issues and profits thereof;

          I. all right, title and interest of Mortgagor, to the extent permitted by law, in, to and under (i) all consents, licenses and building permits required for the construction, completion, occupancy and operation of the Real Estate; (ii) all plans and specifications for the construction of the Real Estate, including, without limitation, installations of curbs, sidewalks, gutters, landscaping, utility connections and all fixtures and equipment necessary for the construction, operation and occupancy of the Improvements; and
(iii) all contracts from time to time executed by Mortgagor relating to the ownership, construction, maintenance, operation or occupancy of the Real Estate together with all rights of Mortgagor to compel performance of the terms of such contracts;

          J. any and all monies now or hereafter on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on policies of fire and other hazard insurance covering the Mortgaged Property; and

          K. all rights of Mortgagor under or arising out of the contracts described on Schedule 1 and all Additional Contracts, as any of the same may be amended, supplemented or otherwise modified from time to time

          L. all proceeds, both cash and noncash, and products of the foregoing, including, without limitation, all proceeds and products as defined in the Uniform Commercial Code of the State of New Jersey, which may be realized upon any sale or other disposition of any of the foregoing or produced therefrom;

          TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged or intended to be, unto Mortgagee, its successors and assigns for the uses and purposes herein set forth, until the Indebtedness is fully paid and the Obligations are fully paid or fully performed, as the case may be.

          Mortgagor represents, warrants, covenants and agrees as follows:

          1. Warranty of Title. Mortgagor warrants that it has and owns good and marketable title to the Real Estate and has the right to mortgage the same; and Mortgagor warrants that this Mortgage is a valid and enforceable first lien on the Mortgaged Property subject only to Permitted Liens. Mortgagor hereby covenants that it shall preserve such title and the validity and priority of the lien hereof and shall forever warrant and defend the same to Mortgagee against the claims of all and every person or persons, corporation or corporations and parties whomsoever claiming or threatening to claim the same or any part thereof.

          2. Payment of Indebtedness. Mortgagor shall pay the Indebtedness and shall perform all of the Obligations in accordance with the terms of the Loan Documents.

          3. Proper Care and Use: Inspection. (a) Mortgagor shall:

          (i) not abandon the Mortgaged Property,

         (ii) maintain the Facility in good working order and condition,

        (iii) make all repairs, renewals and replacements to the Facility and additions and betterments thereto which are necessary for the Facility to operate in compliance with the terms of the Basic Documents, and in compliance with all Legal Requirements (as hereinafter defined) affecting the Mortgaged Property and all requirements of the appropriate Board of Fire Underwriters or other similar body acting in and for the locality in which the Mortgaged Property is located, except to the extent that the failure to comply with the terms of the Basic Documents could not reasonably be expected to have a material adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of Mortgagor or the Mortgaged Property or on the ability of Mortgagor to perform its obligations under the Basic Documents to which it is a party,

         (iv) not commit or suffer waste with respect to the Mortgaged Property,

          (v) refrain from impairing or diminishing the value or integrity of the Mortgaged Property or the security value of this Mortgage,

         (vi) not remove, demolish or in any material respect alter any of the Improvements, and

        (vii) not make, suffer or permit any nuisance to exist on any of the Mortgaged Property (the construction and operation of the Improvements being deemed not to constitute a nuisance).

          (b) Mortgages and any persons authorized by Mortgagee shall have the right to enter and inspect the Mortgaged Property and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Mortgagor relating to the Mortgaged Property, all at such reasonable times during business hours and at such intervals as Mortgagor relating to the Mortgaged Property, all at such reasonable times during business hours and at such intervals as Mortgagee may request. Mortgagor authorized Mortgagee to communicate directly with its accountants and with any other entity keeping its books and records. If an Event of Default (as hereinafter defined) shall have occurred and be continuing, Mortgagee and any persons authorized by Mortgagee may (without being obligated to do so) enter or cause entry to be made upon the Real Estate and inspect, repair and/or maintain the same as Mortgagee may deem necessary or advisable, and may (without being obligated to do so) make such expenditures and outlays of money as Mortgages may deem appropriate for the preservation of the Mortgaged Property, provided, that Mortgagee shall give Mortgagor three Business Days' prior written notice in the event that Mortgagee intends to enter upon the Real Estate for the purpose of constructing, equipping and completing the Project in accordance with Section 9 of the Loan Agreement. All expenditures and outlays of money made by Mortgagee pursuant hereto shall be added to the Indebtedness and shall be secured hereby and shall be payable on demand together with interest at an interest rate equal to the lower of (i) the highest rate allowed by applicable law and (ii) an interest rate per annum equal to 2% plus the Base Rate (such lower rate, the "Default Rate:) from the date of the expenditure or outlay until paid.

          4. Requirements. Mortgagor, at Mortgagor's sole cost and expense, shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgements, decrees, injunctions, rules, regulations and requirements pertaining to the Mortgaged Property, including any applicable environmental, zoning or building, use and land use laws, ordinances, rules or regulations and all covenants, restrictions and conditions now or hereafter of record which may be applicable to it or to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property (collectively, the "Legal Requirements"), except any Legal Requirements (other than Relevant Environmental
Laws), the non-compliance with which could not reasonably be expected to (i) have a material adverse effect on the business, operations, property, condition (financial or other) or prospects of Mortgagor or the rights or interests of Mortgagee or (ii) materially adversely affect Mortgagor's ability to perform its obligations under the Basic Documents to which it is a party.

          5. Payment of Impositions. (a) Mortgagor shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or its income or profit or on any of its property, including the Mortgaged Property, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien upon the property, including the Mortgaged Property (all of the foregoing are hereinafter collectively referred to as the "Impositions"). Mortgagor shall have the right, at Mortgagor's sole cost and expense, to contest in good faith the amount or validity of any such Imposition by proper proceedings timely instituted, and may permit the Impositions so contested to remain unpaid during the period of such contest if (i) Mortgagor has given prior written notice to Mortgagee or Mortgagor's intent so to contest or object to an Imposition, (ii) Mortgagor diligently prosecutes such contest,
(iii) such contested Imposition (other than any such Imposition which Mortgagor, with the consent of the Required Lenders (not to be unreasonably withheld), deems to be unmerited an not to require the setting aside of any reserves) is included as an expense in the Construction Budget and, in the reasonable opinion of the Required Lenders, after giving effect to such expense, sufficient funds are projected to be available in the Construction Budget to complete the Facility in accordance with section 7.1 of the Loan Agreement, (iv) during the period of such contest the enforcement of any contested Imposition is effectively stayed; provided, however, that this clause (iv) shall apply to contested income taxes of a Partner only if the failure to pay such tax may then become a lien on the Mortgaged Property or may interfere with the operation of the Facility and (v) in the reasonable opinion of the Required Lenders, such contest does not involve any substantial danger of the sale, forfeiture or loss of any part of the Mortgaged Property, title thereto or any interest therein and does not interfere with the operation of the Facility. Mortgagor will promptly pay or cause to be paid any valid, final judgement enforcing any such Imposition and cause the same to be satisfied of record. Subject to the foregoing right of Mortgagor to contest any Imposition, within thirty (30) days after the date when an Imposition is due and payable, Mortgagor shall deliver to Mortgagee evidence acceptable to Mortgagee showing payment of such Imposition. If by law any Imposition at Mortgagor's option may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

          (b) Expect for the foregoing right of Mortgagor to contest any Imposition, nothing herein otherwise shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become due and to add to the Indebtedness the amount so paid, together with interest thereon from the date of such payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Imposition shall be (i) a lien on the real Estate secured hereby prior to any right or title to, interest in, or claim upon the Real Estate subordinate to the lien of this Mortgage, and (ii) payable on demand together with interest as set forth above.

          (c) Mortgagor shall not claim, demand or be entitled to receive any credit or credits towards the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and Mortgagor shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

          (d) Upon the occurrence and during the continuance of an Event of default hereunder, Mortgagee shall be entitled upon notice to Mortgagor to require Mortgagor to pay to Mortgagee on a specified day each month an amount equal to one-twelfth of the annual Impositions reasonably estimated by Mortgages so that Mortgagee shall have sufficient funds to pay the Impositions on the first day of the month preceding the month in which they become due. In such event, Mortgagor agrees to cause all bills, statements or other documents relating to Impositions to bent or mailed directly to Mortgagee. Upon receipt of such bills, statements or other documents, and providing Mortgagor has deposited sufficient funds with Mortgagee pursuant to this paragraph, Mortgagee shall pay such amounts as may be due thereunder out of the funds so deposited with Mortgagee. If at any time and for any reason the funds deposited with Mortgagee are or will be insufficient to pay such amounts as may then or subsequently be due, Mortgagee shall notify Mortgagor and Mortgagor shall immediately deposit an amount equal to such deficiency with Mortgagee. Notwithstanding the foregoing, nothing contained herein shall cause Mortgagee to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Mortgagee pursuant to this paragraph or constitute any limitation on the rights of Mortgagee upon the occurrence of such Event of Default. Mortgagor shall not be entitled to receive interest on said funds. If amounts collected by Mortgagee under this paragraph exceed amounts necessary in order to pay Impositions, Mortgagee may impound or reserve for future payment of Impositions such portion of such excess payments as Mortgagee in its absolute discretion may deem proper. Should Mortgagor fail to deposit with Mortgagee sums sufficient to pay such Impositions in full at least thirty (30) days before delinquency thereof, Mortgagee may, at Mortgagee's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be added to the Indebtedness and shall be secured hereby and shall be repayable to Mortgagee with interest at the Default Rate or at the option of Mortgagee the latter may, without making any advance whatsoever, apply any sums held by it upon any obligation of Mortgagor secured hereby.

          6. Insurance. (a) Mortgagor shall comply in all respects with the terms and provisions contained in subsection 7.5 of the Loan Agreement, which terms and provisions are hereby incorporated in their entirety into this Mortgage by reference thereto, as though expressly stated in this Mortgage.

          (b) If Mortgagor is in default of its obligations to insure or deliver any prepaid insurance policy or policies, then Mortgagee, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee such premium or premium so paid by Mortgagee with interest from the time of payment at the Default Rate, on demand, and the same shall be deemed to be secured by this Mortgage and shall be collectible in the same manner as the Indebtedness secured by this Mortgage.

          (c) Mortgagor promptly shall comply with and conform to (i) all provisions of each insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use the Mortgaged Property, or conduct any activities on the Premises, if such use or activities would permit any insurer to cancel any insurance policy required to be maintained by the Loan Agreement.

          (d) If the Mortgaged Property or any part thereof is damaged or destroyed by fire or any other cause, Mortgagor shall give prompt notice to Mortgagee and all insurance proceeds shall be paid as provided in the Security Deposit Agreement.

          (e) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Indebtedness, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

          (f) Upon the occurrence and during the continuance of an Event of Default hereunder, Mortgagee shall be entitled upon notice to Mortgagor to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual premiums due on such insurance. In such event, Mortgagor shall cause all bills, statements or other documents relating to the insurance premiums to be sent or mailed directly to Mortgagee. Upon receipt of such bills, statements or other documents, and providing Mortgagor has deposited sufficient funds with Mortgagee pursuant to this paragraph, Mortgagee shall pay such amounts as may be due thereunder out of the funds so deposited with Mortgagee. If at any time and for any reason the funds deposited with Mortgagee are or will be insufficient to pay such amounts as may then or subsequently be due, Mortgagee shall notify Mortgagor and Mortgagor shall immediately deposit an amount equal to such deficiency with Mortgagee. Notwithstanding the foregoing, nothing contained herein shall cause Mortgagee to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Mortgagee pursuant to this paragraph or constitute any limitation on the rights of Mortgagee upon the occurrence of such Event of Default. Mortgagor shall not be entitled to receive interest on said funds. If amounts collected by Mortgagee under this paragraph exceed amounts necessary in order to pay such premiums, Mortgagee may impound or reserve for future payment of insurance premiums such portion of such excess payments as Mortgagee in its absolute discretion may deem proper. Should Mortgagor fail to deposit with Mortgagee sums sufficient to pay in full such insurance premiums at least 30 days before delinquency thereof, Mortgagee may, at Mortgagee's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be payable on demand by Mortgagor with interest thereon at the Default Rate, or at the option of Mortgagee the latter may, without making any advance whatsoever, apply any sums held by it upon any obligation of Mortgagor secured hereby.

          7. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagee, at Mortgagor's option and in Mortgagee's sole discretion, shall have the right to commence, appear in and prosecute, jointly with Mortgagor, any action or proceeding relating to any condemnation of the Mortgaged Property, or any portion thereof at its sole cost and expense. Mortgagor shall not, without Mortgagee's written consent, settle or compromise any claim in connection with such condemnation. If Mortgagee elects not to participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Mortgagee to be applied as provided in the Security Deposit Agreement. Mortgagor agrees to execute any such assignments of all such awards as Mortgagee may request.

          8. Limitation on Disposition and Priority of Lien, Utilities. (a) Except as permitted under the Loan Agreement, without the prior written consent of Mortgagee in each instance, Mortgagor shall not sell, assign, convey or otherwise transfer or dispose of the Mortgaged Property or any part thereof or interest therein, either voluntarily or involuntarily, by operation of law or otherwise, and Mortgagor shall not contract to do any of the foregoing. Except for Permitted Liens and except as permitted in Article 5 of this Mortgage and in the next following sentence, Mortgagor shall not create, consent to or suffer the creation or existence of any liens, charges or encumbrances (each, a "Prohibited Lien") on any of the Mortgaged Property, whether or not such Prohibited Lien is superior or subordinate to this Mortgage. Mortgagor shall pay when due all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of a Prohibited Lien; provided that Mortgagor shall have the right to contest in good faith any such Prohibited Lien by proper proceedings timely instituted, and may permit such Prohibited Lien to exist during the period of such contest if: (i) Mortgagor diligently prosecutes such contest, (ii) such contested item (other than any such item which Mortgagor with the consent of the Required Lenders (not to be unreasonably withheld), deems to be unmerited and not to require the setting aside of any reserves) is included as an expense in the Construction Budget and, in the reasonable opinion of the Required Lenders, after giving effect to such expense, sufficient funds are projected to be available in the Construction Budget to complete the Facility in accordance with subsection 7.1 of the Loan Agreement, (iii) during the period of such contest the enforcement of any contested item and the Prohibited Lien relating thereto is effectively stayed, and (iv) in the reasonable opinion of the Required Lenders, such contest does not involve any substantial danger of the sale, forfeiture or loss of any part of the Mortgaged Property, title thereto or any interest therein and does not interfere with the operation of the Facility. Mortgagor will promptly pay or cause to be paid any valid, final judgement enforcing any such item, cause the Prohibited Lien relating thereto to be removed and otherwise cause such item to be satisfied of record.

          (b) Mortgagor shall pay when due all utility charges which are incurred by it for gas, electricity, water or sewer services and all other assessments or charges of a similar nature, whether public or private and whether or not such assessments or charges are liens on the Mortgaged Property.

          (c) All Leases of the Mortgaged Property or any part thereof shall be subordinate to the lien of this Mortgage.

          9. Estoppel Certificates. Mortgagor, within ten (10) business days upon request, shall deliver a written statement, duly acknowledged, setting forth the amount of the Indebtedness, and whether any offsets, claims, counterclaims or defenses exist against the Indebtedness secured by this Mortgage.

          10. Expenses. Mortgagor shall pay all out-of-pocket expenses reasonably incurred by Mortgagee with respect to any and all transactions contemplated herein and the preparation of any document reasonably required hereunder including (without limiting the generality of the foregoing) all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), brokerage commissions, finders' fees, placement fees, surveyors', appraisers' and the attorneys' fees contained in subsection 11.5 of the Loan Agreement), and will reimburse to Mortgagee all of the foregoing expenses paid by Mortgagee which have been or may be reasonably incurred by Mortgagee with respect to any and all of the transactions contemplated herein. In addition to the foregoing, if any action or proceeding be commenced (including but not limited to any action to foreclose this Mortgage or to collect the Indebtedness), to which action or proceeding Mortgagee is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage, or in which Mortgagee is served with any legal process, discovery notice or subpoena relating to Mortgagee's lending to Mortgagor or accepting a guaranty from a guarantor of the Indebtedness or of any of the Obligations, Mortgagor will reimburse Mortgagee for all of the obligations, Mortgagor will reimburse Mortgagee for all of the foregoing expenses which have been or may be reasonably incurred by Mortgagee with respect to the foregoing. All sums paid by Mortgagee for the expense of any litigation to prosecute or defend the rights and lien created by this Mortgage or to appear or to take action in response to any such legal process, discovery notice or subpoena (including counsel fees and disbursements) shall be paid by Mortgagor, together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be a lien on the Mortgaged Property, prior to any right, or title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action to foreclose this Mortgage, or to recover or collect the Indebtedness, the provisions of this Article with respect to the recovery of costs, disbursements and allowances shall prevail unaffected by the provisions of any law with respect to the same to the extent that the provisions of this Article are not inconsistent therewith or violative thereof.

          11. Mortgagee's Right to Perform. Upon the occurrence and during the continuance of an Event of Default, Mortgagee, without waiving, or releasing Mortgagor from, any Event of Default under this Mortgage, may (but shall be under no obligation to), at any time perform any of the covenants or agreements of Mortgagor hereunder, and the cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee, and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Article shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee hereunder.

          12. Further Assurances. Mortgagor agrees, upon demand of Mortgagee, to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property) as may be reasonably required by Mortgagor to confirm the lien of this Mortgage.

          13. Assignment of Rents. All of the rents, royalties, issues, profits, revenue, income and other benefits of the Mortgaged property arising from the use and enjoyment by Mortgagor of all or any portion thereof or from any Lease (the "Rents and Profits") are hereby absolutely and unconditionally assigned, transferred, conveyed and set over to Mortgagee to be applied in accordance with the terms of the Security Deposit Agreement, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents and Profits in accordance with the Security Deposit Agreement. The foregoing assignment and grant shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Profits and Mortgagor shall be entitled to collect, receive, use and retain the Rents and Profits until the occurrence of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents and Profits may be revoked by Mortgagee upon the occurrence of any Event of Default by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents and

Profits, any lease security deposits which security deposits shall be held in trust and not co-mingled with Mortgagee's other funds), and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value for the use and occupancy of the Mortgaged Property of such part thereof as may be in the possession of Mortgagor, and upon default in any such payment will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings. Mortgagor shall not accept prepayments of installments of Rent and Profits to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

          14. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" by Mortgagor hereunder:

          (a) the occurrence of any event which would constitute an event of default under the Loan Agreement;

          (b) if Mortgagor sells, transfers, assigns or conveys the Mortgaged Property or any part thereof or interest therein (by operation of law or otherwise) or if Mortgagor further mortgages, pledges or otherwise encumbers the Mortgaged Property or any part thereof or any interest therein or creates or suffers to exist any lien, charge or other encumbrance on the Mortgaged Property or any part thereof, whether superior or subordinate to the lien of this Mortgage, whether recourse or nonrecourse, except for Permitted Liens; or

          (c) a failure to (i) keep in force the insurance required by the Loan Agreement or (ii) comply with and conform to all provisions and requirements of the insurance policies and the insurers thereunder which would affect the Mortgagor's ability to keep in force the insurance required by the Loan Agreement or to collect any proceeds therefrom; or

          (d) upon default, ten days after request, either in assigning and delivering the policy or policies of insurance described in the Loan Agreement or in reimbursing Mortgagee for premiums paid on such insurance, together with interest thereon, as provided herein; or

          (e) the holder of any other mortgage lien on the Real Estate shall commence any action to foreclose such lien or to otherwise enforce any of its rights under its mortgage.

          15. Remedies. Upon the occurrence of an Event of Default hereunder,
(i) if such event is an Event of Default specified in paragraph (f) or (g) of
Section 9 of the Loan Agreement, automatically and without notice the Indebtedness and all amounts owing under this Mortgage shall immediately become due and payable, and (ii) if such event is an Event of Default other than those specified in paragraph (f) or (g) of Section 9 of the Loan Agreement, then during the continuance of such an Event of Default, Mortgagee may and upon written request of the Required Lenders shall declare the Indebtedness and all amounts owing under this Mortgage to be immediately due and payable without presentment, demand, protest or notice of any kind, and Mortgagee personally, or by its agents or attorneys, may take such action, without notice or demand, as it deems advisable to protect and enforce Mortgagee's rights against Mortgagor in and to the Mortgaged Property, including, but not limited to, the following actions:

          (a) enter upon and take possession of the Mortgaged Property, and lease and let the Mortgaged Property, or any part thereof, and receive all the Rents and Profits thereof which are overdue, due or to become due, and apply the same, after payment of all reasonably necessary charges and expenses, on account of the amounts hereby secured, and the Mortgagee is hereby given and granted full power and authority to do any act or thing which Mortgagor might or could do in connection with the management and operation of the Mortgaged Property. This covenant becomes effective either with or without any action brought to foreclose this Mortgage and without applying at any time for a receiver of such rents;

          (b) institute an action of mortgage foreclosure, or take other action as the law may allow, at law or in equity, for the enforcement of this mortgage, and proceed thereon to final judgement and execution of the entire unpaid balance of the Indebtedness including costs of suit, interest and reasonable attorneys' fees. In case of any sale of the Mortgaged Property by virtue of judicial proceedings, the Mortgaged Property may be sold in one parcel and as an entirety or in such parcels, manner or order as the Mortgagee in its sole discretion may elect;

          (c) institute partial foreclosure proceedings with respect to the portion of the Indebtedness so in default, as if under a full foreclosure, and without declaring the entire Indebtedness due, provided that if foreclosure sale is made because of default of a part of the Indebtedness, such sale may be made subject to the continuing lien of this Mortgage for the unmatured part of the Indebtedness; and it is agreed that such sale pursuant to a partial foreclosure, if so made, shall not in any manner affect the unmatured part of this Mortgage and the lien thereof shall remain in full force and effect just as though no foreclosure sale had been made under the provisions of this subsection. Notwithstanding the filing of any partial foreclosure or entry of a decree of sale therein, Mortgagee may elect at any time prior to a foreclosure sale pursuant to such decree, to discontinue such partial foreclosure and to accelerate the Indebtedness by reason of any uncured default or defaults upon which such partial foreclosure was predicated or by reason of any other defaults, and proceed with full foreclosure proceedings. It is further agreed that several foreclosure sales may be made pursuant to partial foreclosures without exhausting the right of full or partial foreclosure sale for any unmatured part of the Indebtedness, it being the purpose to provide for a partial foreclosure sale of the secured Indebtedness of any matured portion of the secured Indebtedness without exhausting the power to foreclose and to sell the Mortgaged Property pursuant to any such partial foreclosure for any other part of the secured Indebtedness whether matured at the time or subsequently maturing; and without exhausting any right of acceleration and full foreclosure;

          (d) appoint a receiver of the Rents and Profits of the Mortgaged Property without the necessity of proving either the depreciation or the inadequacy of the value of the security or the insolvency of Mortgagor or any person who may be legally or equitably liable to pay moneys secured hereby and Mortgagor and each such person waives such proof and hereby consents to the appointment of a receiver;

          (e) institute an action for specific performance of any covenant contained herein or in aid of the execution of any power herein granted;

          (f) if Mortgagor is occupying the Mortgaged Property, or any part thereof, it is hereby agreed that the said occupants shall pay such reasonable rental monthly in advance as the Mortgagee shall demand for the Mortgaged Property, or the part so occupied, and for the use of Equipment covered by this Mortgage;

          (g) apply on account of the unpaid Indebtedness and the interest thereon or on account of any arrearages of interest thereon, or on account of any balance due to the foreclosure sale of the Mortgaged Property, or any part thereof, any unexpended moneys still retained by the Mortgagee that were paid by Mortgagor to the Mortgagee pursuant to Article 6(d) hereof;

          (h) exercise any and all other rights and remedies granted under this Mortgage or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

          16. Remedies Cumulative and Concurrent. Mortgagee shall be entitled to enforce payment and performance of any Indebtedness or Obligations secured hereby and to exercise all rights and powers under this Mortgage or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other securities now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may in its absolute discretion determine. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given to Mortgagee or to which Mortgagee may be otherwise entitled, may be exercised, concurrently or independently against each Mortgagor or against the Mortgaged Property, or either of them, from time to time and as often as may be deemed expedient by Mortgagee. The failure to exercise any such power or remedy will not be construed as a waiver or release of that power or remedy.

          17. Discontinuance of Proceedings. If Mortgagee has proceeded to enforce any right under the Note, the Loan Agreement, or this Mortgage and such proceedings have been discontinued or abandoned for any reason, then in every such case, Mortgagor and Mortgagee will be restored to their former positions and the rights, remedies and powers of Mortgagee will continue as if no such proceedings had been taken.

          18. Application of Proceeds. The proceeds of any sale of all or any portion of the Mortgaged Property upon foreclosure and the earnings of any holding, leasing, operation or other use of the Mortgaged Property following any Event of Default will be applied by Mortgagee as follows:

          First: To the payment of the costs and expenses of any such sale or of any such holding, leasing, operation or other use and of any judicial proceeding wherein any sale may be made, and all expenses, advances, liabilities and sums made or furnished or incurred by Mortgagee, including, without limitation, receiver's, accountants' and attorneys' fees and all taxes, assessments or other charges, except any taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

          Second:  To the payment of the Indebtedness secured hereby.

          Third: To the payment of any other sums required to be paid pursuant to any provision of this Mortgage, the Note or the Loan Agreement.

          Fourth: The balance, if any, to whomsoever may be lawfully entitled to receive the same.

          19. Successor Mortgagor. In the event ownership of the Mortgaged Property or any portion thereof becomes vested in a person other than the Mortgagor herein named, Mortgagee may, without notice to the Mortgagor herein named, whether or not Mortgagee has given written consent to such change in ownership, deal with such successor or successors in interest with reference to this Mortgage and the indebtedness secured hereby, and in the same manner as with the Mortgagor herein named, without in any way vitiating or discharging the Mortgagor's liability hereunder or under the Indebtedness.

          20. Security Agreement Under Uniform Commercial Code. Mortgagor and Mortgagee agree that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code of the State of New Jersey (hereinafter in this paragraph referred to as the "Code") with respect to (i) any and all sums at any time on deposit or held by Mortgagee pursuant to any of the provisions of this Mortgage ("Deposits") and (ii) with respect to any goods or property included in the definition of the term "Mortgaged Property", which goods or property may not be deemed to form a part of the Real Estate described in Exhibit A hereto or may not constitute a "fixture" (within the meaning of Section 9-313 of the Code), and all replacements of such property, substitutions for such property, additions to such property, and the proceeds thereof (all of said property and the replacements, substitutions, and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as the "Collateral"), and that a security interest in and to the Collateral is herby granted to Mortgagee, and the Collateral and all of Mortgagor's right, title and interest therein are hereby assigned to Mortgagee, to secure the Indebtedness and Obligations. Upon the occurrence and during the continuance of an Event of Default under this Mortgage, Mortgagee, pursuant to the appropriate provisions of the Code, shall have the option of proceeding with respect to the Collateral as to both real and personal property in accordance with its rights and remedies with respect to the real property, in which event the default provisions of the Code shall not apply. The parties agree that, in the event Mortgagee shall elect to proceed with respect to the collateral separately from the real property, ten (10) days' notice of the sale of the Collateral shall be reasonable notice. The expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and expenses incurred by Mortgagee. Mortgagor agrees that, without the written consent of Mortgagee, Mortgagor will not remove or permit to be removed from the Real Estate any of the Collateral. Mortgagor shall, from time to time, on request of Mortgagee, deliver to Mortgagee an inventory of the Collateral in reasonable detail. Mortgagor covenants and represents that all Collateral now is, and that all replacements thereof, substitutions therefor or additions thereto, will be, free and clear of liens, encumbrances, or the security interest of others, other than Permitted Liens.

          21. Indemnification; Waiver of Claim. (a) If Mortgagee is made a party defendant to any litigation concerning this Mortgage or the Mortgaged Property or any part thereof or interest therein, or the occupancy thereof by Mortgagor, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from all liability by reason of said litigation (other than that arising solely from Mortgagee's own willful misconduct or gross negligence), including attorneys' fees and expenses incurred by Mortgagee in any such litigation, whether or not any such litigation is prosecuted to judgment. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or because of the breach by Mortgagor of any of the terms hereof, or for the recovery of any sum secured hereby, Mortgagor shall pay to Mortgagee attorneys' fees and expenses, together with interest thereon at the Default Rate from the date the same are paid by Mortgagee to the date of reimbursement by Mortgagor, and the right to such attorneys' fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action, and shall be enforceable whether or not such action is prosecuted to judgment. If an Event of Default shall have occurred, Mortgagee may engage an attorney or attorneys to protect its rights hereunder, and in the event of such engagement, Mortgagor shall pay Mortgagee attorneys' fees and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of breach.

          (b) Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor's property or the property of others under Mortgagor's control from any cause whatsoever, except for the willful misconduct or gross negligence of Mortgagee, its officers, employees, agents or representatives.

          22. No Waivers, Etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgage to be performed by Mortgagor; Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien. Mortgagee may resort for the payment of the Indebtedness secured by this Mortgage to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

          23. Waivers by Mortgagor. Mortgagor hereby waives, to the fullest extend permitted by applicable law, all errors and imperfections in any proceedings instituted by Mortgagee under this Mortgage and all benefit of any present or future statute of limitations or moratorium law or any other present or future law, regulation or judicial decision, nor shall Mortgagor at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of such statute, law, regulation or judicial decision which (a) exempts any of the Mortgaged Property or any other property, real or personal, or any part of the proceeds arising from any sale thereof from attachment, levy or sale under execution, (b) provides for any stay of execution, moratorium, marshalling of assets, exemption from civil process, redemption, extension of time for payment or valuation or appraisement of any of the Mortgaged Property, (c) requires Mortgagee to institute proceedings in mortgage foreclosure against the Mortgaged Property before exercising any other remedy afforded Mortgagee hereunder upon the occurrence of an Event of Default, or (d) conflicts with or may affect, adverse to Mortgagee, any provision, covenant or term of this Mortgage.

          24. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within 10 days after request by Mortgagee, Mortgagor shall furnish Mortgagee satisfactory evidence of compliance with this paragraph, together with a statement of all lease security deposits by lessees and copies of all Leases not theretofore delivered to Mortgagee, which statement shall be certified by Mortgagor.

          25. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by telecopier or, if available, by telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first class postage prepaid, or in the case of transmission by telecopier, when confirmation of receipt is obtained, or in the case of telex notice, when sent, answerback received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

                            Mortgagor:  Camden Cogen L.P.
                                        c/o Cogen Technologies, Inc.
                                        1600 Smith Street
                                        Suite 5000, 50th Floor
                                        Houston, Texas  77002
                                        Attention: Robert C. McNair
                                        Telecopy: (713) 951-7747

                            Mortgagee:  General Electric Capital Corporation
                                        1600 Summer Street
                                        Stanford, Connecticut  06927
                                        Attention:  Project Financing
                                        Investments - Transportation and
                                        Industrial Financing Division
                                        Telecopy: (203) 357-6366

          26. Taxes on Mortgagee. In the event of the passage after the date of this Mortgage of any law of the jurisdiction which the Real Estate is located deducting from the value of the Real Estate for the purposes of taxation any lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes and imposing a tax, either directly or indirectly, on this Mortgage, Mortgagee shall have the right to declare all sums outstanding secured by this Mortgage immediately due and payable, provided, however, that such election shall be ineffective if Mortgagor is exempt from such tax or, if not exempt from such tax, is permitted by law to pay the whole of such tax (or to provide funds to Mortgagee to pay such tax or reimburses Mortgagee for payment of such tax) when the same is due and payable and agrees in writing to pay such tax when thereafter levied or assessed against the Real Estate.

          27. No Modification; Binding Obligations. This Mortgage is subject to modification or amendment by a writing executed by Mortgagor and Mortgagee which shall be recorded in the land records of the County of Camden, New Jersey. Pursuant to N.J.S.A. 46:9-8.2, such modification or amendment shall not affect the priority of this Mortgage. The covenants of this Mortgage shall run with the land and bind Mortgagor, and its distributee, personal representatives, successors and assigns, and all present and subsequent encumbrancers, lessees and sublessee of any of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors, assigns and endorsees.

          28. Miscellaneous. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "including" shall mean "including but not limited to"; (b) "provisions" shall mean "provisions, terms, covenants and/or conditions"; (c) "lien" shall mean "lien, charge, encumbrance, security interest, mortgage and/or deed of trust"; (d) "obligation" shall mean "obligation, duty, covenant and/or condition"; and (e) "any of the Mortgaged Property" shall mean "the Mortgaged Property or any part thereof or interest therein." Any act which Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act which is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable and coupled with an interest. Mortgagee has the right to reasonably refuse to grant its consent, approval or acceptance or to indicate its satisfaction, whenever such consent, approval, acceptance or satisfaction is required hereunder.

          29. Captions. The captions or headings at the beginning of each Article hereof are for the convenience of the parties and are not a part of this Mortgage.

          30. Successors and Assigns. The covenants contained herein shall run with the land and bind Mortgagor, its successors and assigns, and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of the Mortgagee.

          31. Enforceability. (a) This Mortgage, the validity and enforceability of this Mortgage and all transactions and questions arising hereunder, shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey. Whenever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Mortgage. Nothing in this Mortgage shall require Mortgagor to pay, or Mortgagee to accept, interest in an amount which would subject Mortgagee to penalty under applicable law. In the event that the payment of any interest due hereunder would subject Mortgagee to penalty under applicable law, then ipso facto the obligation of Mortgagor to make such payment shall be reduced to the highest rate authorized under applicable law without penalty.

          (b) Mortgagor hereby irrevocably agrees that any legal action, suit, or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Mortgage or for recognition or enforcement of any judgement rendered in any such action, suit or proceeding may be brought in the United States Courts for the Southern District of New York, or in the courts of the State of New Jersey, as Mortgage, Mortgagor may elect, and, by execution and delivery of this Mortgage, Mortgagor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action, suit or proceeding for itself and in respect of its property. Mortgagor further agrees that final judgement against it in any action, suit, or proceeding referred to herein shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgement, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness. Mortgagor and Mortgagee each hereby waives trial by jury.

          32. RECEIPT OF COPY. MORTGAGOR ACKNOWLEDGES THAT IT HAS RECEIVED WITHOUT CHARGE A TRUE COPY OF THIS MORTGAGE.

          33. Loan Agreement. This Mortgage has been executed and delivered pursuant to the Loan Agreement and is entitled to the benefits thereof.

          34. Limitation of Liability. Mortgagee and the Lenders agree that the liability of Mortgagor under this Mortgage, the Loan Agreement, the Notes and the other Obligations shall be limited to the Mortgaged Property and the rights and remedies of Mortgagee and the Lenders against the Mortgaged Property pursuant to this Mortgage and the other Collateral Security Documents, and in no event shall Mortgagor or any Partner or any officer, director, partner or Affiliate thereof be personally liable or obligated for any such obligations. Nothing herein shall limit the full recourse of Mortgagee and the Lenders to the Mortgaged Property pursuant to this Mortgage and the other Collateral Security Documents or be deemed to constitute a waiver of liability, if any, of any Person for damages for fraud or for any knowing misrepresentation made by such Person herein or in any other Basic Document or in any certificate or other document delivered pursuant hereto or thereto.

          IN WITNESS WHEREOF, the undersigned has caused this Mortgage to be duly executed under seal the day and year first above written.


                                     CAMDEN COGEN L.P.

(Corporate Seal)                     By:  Cogen Technologies Camden GP
                                          Limited Partnership, its general
[CORPORATE SEAL APPEARS HERE]             partner

Attest:                                   By:  Cogen Technologies Camden,
                                               Inc., its general partner
/s/ MARY ANN MCLENDON
-----------------------------                  By: /s/ LAWRENCE THOMAS
Mary Ann McLendon                                  ----------------------------
Assistant Secretary                                Name:  Lawrence Thomas
                                                   Title: V.P. - Finance

                                                                      Schedule 1
                                                                      ----------


                                   CONTRACTS
                                   ---------

          Capital Contribution Agreement, dated as of the Conformed Agreement Date, among the General Partner, GE Capital, the Agent and the Borrower.

          Equipment Contact, dated February 3, 1992, by and between the Borrower and General Electric.

          Power Purchase Agreement, dated April 15, 1988, between PSE&G and the Borrower.

          Energy Purchase Agreement, dated December 18, 1989, between the Steam Host and the Borrower.

          Gas Service Agreement, dated May 15, 1991, between PSE&G and the Borrower, as amended by the First Amendment thereto dated November 1, 1991.

          Engineering, Procurement and Construction Contract, dated as of February 3, 1992, by and between Camden Cogen L.P. and Ebasco Constructors Inc.

          Operation and Maintenance Agreement

STATE OF Texas          (S)
         -----          (S)         SS.:
COUNTY OF Harris        (S)
          ------

          BE IT REMEMBERED, that on this 27th day of January, 1992, in the County and State aforesaid, before me, the subscriber, a Notary Public of Harris County, Texas authorized to take acknowledgments and proofs in said County and State, personally appeared Lawrence Thomas and Mary Ann McLendon, who I am satisfied, are the persons who signed the within, instrument as V.P. - Finance and Asst. Secretary, respectively, of Cogen Technologies Camden, Inc., the corporation named therein, and they thereupon acknowledged that the within instrument signed by the corporation and sealed with its corporate seal, was signed, by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by them as such officers and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors, as a general partner on behalf of Cogen Technologies Camden GP Limited Partnership, a Delaware limited partnership, as a general partner on behalf of CAMDEN COGEN L.P., a Delaware limited partnership the partnership which executed the within instrument.

                                      Signature /s/ ELAINE A. CAMPBELL
                                                ---------------------------
_________________________________     Printed Elaine A. Campbell
|     ELAINE A. CAMPBELL        |             -----------------------------
| NOTARY PUBLIC, STATE OF TEXAS |                  Notary Public
|     MY COMMISSION EXPIRES     |
|         JUL 27, 1993          |     My commission expires: ______________
_________________________________

                                                                       EXHIBIT A
                                                                       ---------


     ALL THAT CERTAIN land or premises situate, lying and being in the City of Camden, County of Camden and State of New Jersey. The legal description being more particularly bounded and described as follows:

     BEGINNING at a point in the Southeasterly corner of Broadway (66 feet wide) and Chelton Avenue (60 feet wide); thence

     (1) South 88 degrees 33 minutes 00 seconds East along the Southerly line of Chelton Avenue, a distance of 450 feet to the Westerly line of Sixth Street (50 feet wide); thence

     (2) South 01 degrees 20 minutes 45 seconds West along the Westerly line of Sixth Street, a distance of 400 feet to a point; thence

     (3) North 88 degrees 33 minutes 00 seconds West, a distance of 210 feet to a point in the center line of Fillmore Street (now vacated); thence

     (4) North 01 degrees 20 minutes 45 seconds East and along the center line of Fillmore Street (now vacated) 20 feet to a point; thence

     (5) North 88 degrees 33 minutes 00 seconds West, a distance of 115 feet to a point in the center line of Hedley Street (now vacated); thence

     (6) North 01 degrees 20 minutes 45 seconds East along the center line of Hedley Street (now vacated), a distance of 20 feet to a point; thence

     (7) North 88 degrees 33 minutes 00 seconds West, a distance of 125 feet to a point in the Easterly line of Broadway; thence

     (8) North 01 degrees 20 minutes 45 seconds East along the Easterly line of Broadway, a distance of 360 feet to point and place of beginning.

     BEING Lot 1, Block 506, Tax Map.

                                           RECORDED-CAMDEN COUNTY

                                           92FEB-4 PM 3:28

                                           /s/ Susan R. Rose
                                                 REGISTER

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          FIRST AMENDMENT TO MORTGAGE


                                     from


                              CAMDEN COGEN L.P.,


                                   Mortgagor


                                      to


                GENERAL ELECTRIC CAPITAL CORPORATION, as Agent,


                                   Mortgagee


                          Dated as of April 19, 1993

                    THE MORTGAGE AMENDED BY THIS AMENDMENT
                          ALSO CONSTITUTES A SECURITY
                  AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


This Instrument was prepared by and
after recording should be returned to:
     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, New York  10017
     Attn:  Mark J. Eagan, Esq.

     Signature /s/ Mark J. Eagan
              ------------------
              Mark J. Eagan

                          FIRST AMENDMENT TO MORTGAGE
                          ---------------------------

     THIS FIRST AMENDMENT TO MORTGAGE dated as of April 19, 1993 by and between CAMDEN COGEN L.P., a Delaware limited partnership, ("Mortgagor"), having an office at c/o Cogen Technologies, 1600 Smith Street, Suite 5000, 50th Floor, Houston, Texas 77002 and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Mortgagee"), as agent for the lenders (the "Lenders") parties to the Amendment and Restatement dated as of April 1, 1993 of the Construction and Term Loan Agreement dated as of February 4, 1992 among Mortgagor, the Lenders and Mortgagee (the "Restated Loan Agreement"), having an office at 1600 Summer Street, Stamford, Connecticut 06927. Unless otherwise defined herein, all capitalized terms used herein shall have their respective meanings set forth in the original Mortgage (as defined below).

                             W I T N E S S E T H :
                             - - - - - - - - - -


     WHEREAS, Mortgagor is the owner in fee simple of certain tracts of land located in Camden, Camden County, New Jersey and more particularly described in Exhibit A attached hereto and made a part hereof (the "LAND"); and

     WHEREAS, Mortgagor has previously executed and delivered that certain Mortgage dated as of February 4, 1992 made by Mortgagor to Mortgagee, as agent, and recorded in the Office of the Register of Deeds of Camden County, New Jersey on February 4, 1992 as Document No. 549114, Mortgage Book 3742 page 1 (the "Original Mortgage") encumbering the Land and certain other property of Mortgagor; and

     WHEREAS, Mortgagor has acquired certain easement and other rights in and to certain additional parcels of real property appurtenant to the Land; and

     WHEREAS, pursuant to the Restated Loan Agreement, Mortgagor has agreed to amend the Original Mortgage to spread the lien of the Original Mortgage to such additional real property interests of Mortgagor;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Mortgagor hereby agrees as follows:

     1. The Original Mortgage is hereby amended by inserting the phrase "Interest Rate Hedging Agreement" on page 2 at the end of the third line of paragraph (b) following the phrase "Loan Agreement,".

     2. The Original Mortgage is hereby amended by inserting the following paragraph A-1 immediately following paragraph A on page 2:

"         A-1.  all right, title and interest of Mortgagor in and to the following:

          (1) the License Agreement for Wire, Pipe and Cable Transverse Crossings and Longitudinal Occupations dated August 21, 1992 between Consolidated Rail Corporation ("ConRail") and Mortgagor (the "ConRail Easement") recorded on March 23, 1993 as Docket Number 652905, pursuant to which ConRail has granted to Mortgagor certain rights in the real property more particularly described in Exhibit B attached hereto and made a part hereof (the "ConRail Parcel");

          (2) the Easement Agreement dated as of December 18, 1992 between MacAndrews & Forbes Company ("M&F") and Mortgagor (the "M&F Easement"), recorded on January 14, 1993 in Book 4600 page 0768, as amended by the Amendment to Easement Agreement dated March 22, 1993, recorded on March 26, 1993 as Docket Number 653974, pursuant to which M&F has granted to Mortgagor certain rights in the real property more particularly described in Exhibit C attached hereto and made a part hereof (the "M&F Parcel");

          (3) the Easement Agreement dated as of February 22, 1993 between Camden Paperboard Corporation ("Paperboard") and Mortgagor (the "Paperboard Easement"), recorded on March 22, 1993 as Docket Number 652650, pursuant to which Paperboard has granted to Mortgagor certain rights in the real property more particularly described in Exhibit D attached hereto and made a part hereof (the "Paperboard Parcel"); and

          (4) the Easement Agreement dated as of February 22, 1993 between Cogen Technologies P.B., Inc. ("PBI") and Mortgagor (the "PBI Easement"), recorded on March 9, 1993 in Book 4609 page 0308, pursuant to which PBI has granted to Mortgagor certain rights in the real property more particularly described in Exhibit E attached hereto and made a part hereof (the "PBI Parcel"); and

          (5) the Deed Granting Easement dated as of November 13, 1992 between the City of Camden, New Jersey ("Camden") and Cogen Technologies, recorded on November 17, 1992 in Deed Book 4589 page 729, as amended by the Deed Granting Easement dated as of January 21, 1993, recorded on March 23, 1993, as docket Number 652904 (the "Camden Easement"' the ConRail Easement, the M&F Easement, the Paperboard Easement,
     the PBI Easement and the Camden Easement collectively, the "Easement"), pursuant to which Camden has granted to Mortgagor certain rights in the real property more particularly described in Exhibit F attached hereto and made a part hereof (the "Camden Parcel"; the ConRail Parcel, the M&F Parcel, the Paperboard Parcel, the PBI Parcel and the Camden Parcel collectively, the "Easement Parcels")."

     3. Paragraph B on page 2 of the Original Mortgage is hereby amended and restated in its entirety as follows:

     "         B.  all right, title and interest of Mortgagor in and to any and all buildings, pipes, appurtenant facilities and other improvements now or hereafter erected on or under the Land or the Easement Parcels (the "Improvements"' the Land and the Easements, together with the Improvements, are hereinafter collectively refereed to as the "Real Estate");"

     4. The second "WHEREAS" clause on page 1 of the Original Mortgage is hereby amended by deleting from the sixth line of such clause the word "construction" and replacing it with the word "certain".

     5. Paragraph 18 of the Original Mortgage is hereby amended and restated in its entirety as follows:

     "    18. Application of Proceeds. The proceeds of any sale of all or any portion of the Mortgaged Property upon foreclosure and the earnings of any holdings, leasing, operation or other use of the Mortgaged Property following any Event of Default will be applied by Mortgagee as provided for in the Intercreditor Agreement."

     6. The following Section 35 is added to the Original Mortgage immediately following Section 34:

     "    35. Additional Covenants. Mortgagor promptly shall perform all covenants and obligations to be performed by Mortgagor under the Easements and, from time to time on request from Mortgagee, shall deliver to Mortgagee evidence satisfactory to Mortgagee of such performance. Mortgagor promptly shall provide to Mortgagee copies of all notes, notices or other correspondence delivered to or received from one or more of the grantors of the Easements or their respective successors or assigns, along with all other notes, notices or correspondence sent to Mortgagor by any other Person or sent by any other Person to Mortgagor, arising out of or in connection with the Easements, the Easement Parcels or the Improvements located on or under the Easement Parcels."

     7. All references in the Original Mortgage (as amended by this Amendment) to "Loan Agreement" shall be deemed to refer to the Restated Loan Agreement.

     8. All representations and warranties of Mortgagor under the Original Mortgage (as amended by this Amendment) are deemed repeated as of the date of this Agreement.

     9. Exhibit A to the Original Mortgage is deleted and replaced by the Exhibit A attached to this Amendment.

     10. Exhibit B, Exhibit C, Exhibit D, Exhibit E and Exhibit F, attached to this Agreement, are hereby deemed attached to the end of the Original Mortgage.

     IN WITNESS WHEREOF, Mortgagor and Mortgagee have caused this Mortgage to be duly executed under seal the day and year first above written.


                               CAMDEN COGEN L.P.

                               By:   Cogen Technologies Camden GP
                                     Limited Partnership, its general
                                     partner

                                     By: /s/ Lawrence P. Thomas
                                         ----------------------
                                         Name: Lawrence P. Thomas
                                         Title: Vice President

                                     GENERAL ELECTRIC CAPITAL CORPORATION

                               By:   /s/ M. J. Tzougrakis
                                     --------------------
                                     Name: M. J. Tzougrakis
                                     Title: Manager - Operations

STATE OF                  )
                          :  ss.:
COUNTY OF                 )

     BE IT REMEMBERED, that on this 19th day of April, 1993, in the county and State aforesaid, before me, the subscriber, a Notary Public of the State of New York authorized to take acknowledgments and proofs in said State, personally appeared Lawrence D. Thomas, who, I am satisfied, is the person who signed the within instrument as Vice President of Cogen Technologies Camden, Inc., the corporation named therein, and he thereupon acknowledged that the within instrument signed by the corporation was signed and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virture of authority from its Board of Directors, as a general partner on behalf of Delaware limited partnership, as a general partner on behalf of CAMDEN COGEN L.P., a Delaware limited partnership the partnership which executed the within instrument.

                          Signature /s/ John C. Broderick
                                    ---------------------

                          Printed John C. Broderick
                                  -----------------------
                                    Notary Public

                          My commission expires: 1/13/94
                                                 --------



STATE OF CONNECTICUT      )
                          :  ss.:
COUNTY OF FAIRFIELD       )

     BE IT REMEMBERED, that on this 13th day of April, 1993, in the county and State aforesaid, before me, the subscriber, a Notary Public of the State of Connecticut authorized to take acknowledgments and proofs in said State, personally appeared M. J. Tzougrakis, who, I am satisfied, is the person who signed the within instrument as Manager - Operations of General Electric Capital Corporation the corporation named therein, and he thereupon acknowledged that the within instrument signed by the corporation was signed and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virture of authority from its Board of Directors.

                          Signature /s/ Margaret M. Fraioli
                                    -----------------------

                          Printed Margaret M. Fraioli
                                  -------------------------
                                    Notary Public

                          My commission expires:
                                                 ----------


                                     MARGARET M. FRAIOLI
                                        NOTARY PUBLIC
                                  MY COMMISSION EXPIRES DEC. 31, 1995

                                                                       EXHIBIT A
                                                                       ---------

-------------------------------------------------------------------------------
                               LEGAL DESCRIPTION
                                     SITE
                               -----------------


BEING COMMONLY KNOWN AS LOT 1 BLOCK 506 AS SHOWN ON THE OFFICIAL TAX MAP OF THE CITY OF CAMDEN, COUNTY OF CAMDEN, NEW JERSEY AND SHOWN ON A MAP ENTITLED "PLAN OF LAND PREPARED FOR COGEN TECHNOLOGIES" PREPARED BY GEOD CORPORATION AND DATED DECEMBER 31, 1992, AND BEING FURTHER DESCRIBED AS FOLLOWS;

BEGINNING at the intersection of the Southerly right-of-way line of Chelton Avenue (60' wide) with the Easterly right-of-way line of Broadway (66' wide); thence,

1) Along the Southerly line of Chelton Avenue S88 degrees-33'-00"E 450.00' to a point; thence,

2) Still along the Southerly line of Chelton Avenue S88 degrees-39'-15"E 25.00' to a point on the dividing line between Cogen Technologies P.B. on the East and Camden Cogen L.P. on the West, said dividing line also being the centerline of vacated Sixth Street; thence,

3)   Along said dividing line S01 degrees-20'-45"W 335.00' to a point; thence,

4) S01 degrees-20'45W 54.06' to a point being lands belonging to Conrail-Penn-Reading Railroad; thence,

5) Along lands of said railroad and leaving said centerline of said Sixth Street S67 degrees-42'-59"W 27.29' to a point on the Northerly right-of-way line of Bulson Street (80' wide) now vacated; thence,

6) Still along lands of said railroad and the Northerly line of said Bulson Street N88 degrees-33'-00"W 210.00' to a point on the centerline of Fillmore Street (40' wide) now vacated; thence,

7) Still along lands of said railroad and the centerline of said Fillmore Street N01 degrees-20'-45"E 20.00' to a point; thence,

8) Still along lands of said railroad and leaving the centerline of said Fillmore Street N88 degrees-33'-00"W 115.00' to a point in the centerline of Hedley Street (20' wide) now vacated; thence,

9) Still along lands of said railroad and the centerline of said Hedley street N01 degrees-20'-45"E 20.00' to a point; thence,

10) Still along lands of said railroad and leaving the centerline of said Hedley Street N88 degrees-33'00"W 125.00' to a point on the Easterly right-of-way line of Broadway; thence,

11) Along the Easterly line of Broadway and leaving lands of said railroad N01 degrees-20'-45"E 360.00' to the point and place of BEGINNING.

                                                                       EXHIBIT B
                                                                       ---------

                               LEGAL DESCRIPTION
                                CONRAIL PARCEL
                               -----------------
















                                      through the lands and under and across and
          along the roadway and tracks of the Bulson Street Yard (off the Beesleys Point Secondary) of Railroad, Line code 10-9902, between Valuation Station 67 plus 30 plus or minus and Valuation Station 51 plus 60 plus or minus, with a crossing under the tracks at Valuation Station 51 plus 60 plus or minus together with two (2) manholes, all of which is located between 120 feet north of and 1450 feet south of Mile Post 1 (M.P. 0.98 - 1.27) in the City of Camden, Camden County, New Jersey,

                                                               EXHIBIT C; 1 of 2
                                                               -----------------




                               LEGAL DESCRIPTION
                                 M & F PARCEL
                               -----------------



BEGINNING at a point being in the Westerly line of Ancona Street (40' wide) said point having coordinate values of N395,702.46 E1.872,049.00 in the New Jersey State Plane Coordinate System, said point being the following course S01 degrees-22'-31"W 201.65' from the intersection of the Westerly line of Ancona Street (40' wide) with the Southerly line of Jefferson Avenue (60' wide) and running from said beginning point; thence,

1) S01 degrees-22'-25"W 21.63' along the Westerly line of Ancona Street to a point; thence,

2) N26 degrees-09'-43"W 207.88' through lands of Mac Andrews & Forbes to a point; thence,

3) On a curve to the right, having a radius of 1368.00' for an arc length of 41.84' with a central angle of 01 degrees-45'-08" and having a chord of N20 degrees-03'-56"W 41.83' along the Easterly line of lands of Conrail to a point; thence,

4) S88 degrees-37'29"E 16.40' along the Southerly line of Jefferson Avenue to a point; thence,

5) S01 degrees-22'-31"W 19.44' through the lands of Mac Andrews & Forbes to a point; thence,

6)   S26 degrees-09'-43"E 62.38' through the same to a point; thence,

7)   N63 degrees-50'-17"E 21.90' through the same to a point; thence,

8)   S26 degrees-09'-43"E 32.31' through the same to a point; thence,

9)   S63 degrees-50'-17"-W 21.90' through the same to a point; thence,

10) S26 degrees-09'-43"-E 111.14' through the same to the point and place of BEGINNING.

Said easement contains 0.072 acres of land.

                                                               EXHIBIT C; 2 of 2
                                                               -----------------




                               LEGAL DESCRIPTION
                           M & F PARCEL (CONTINUED)
                           ------------------------




BEGINNING at the point being in the Easterly line of Ancona Street (40' wide) said point having coordinate values of N395,634.84 E1,872,087.38 in the New Jersey State Plane Coordinate System, said point being the following course S01 degrees-22'-31"W 268.26' from the intersection of the Easterly line of Ancona Street (40' wide) with the Southerly line of Jefferson Avenue (60' wide) and running from said beginning point; thence,

1) S33 degrees-50'-39"E 46.03' through lands of Mac Andrews & Forbes to a point; thence,

2)   N46 degrees-22'-31"E 26.80' through the same to a point; thence,

3)   S43 degrees-56'-56"E 29.54' through the same to a point; thence,

4)   S46 degrees-22'-31"W 27.40' through the same to a point; thence,

5)   S43 degrees-37'-29"E 103.06' through the same to a point; thence,

6)   N88 degrees-37'-29"W 14.14' along the Northerly line of Chelton Street (60'
wide) to a point; thence,

7) N43 degrees-37'-29"W 120.71 through lands of Mac Andrews & Forbes to a point; thence,

8)   N33 degrees-50'-39"W 35.55' through the same to a point; thence,

9) N01 degrees-22'-31"E 17.27' along the aforementioned Easterly line of Ancona Street to the point and place of BEGINNING.

Said easement contains 0.056 acres of land.

                                                                       EXHIBIT D
                                                                       ---------




                               LEGAL DESCRIPTION
                               PAPERBOARD PARCEL
                               -----------------




BEGINNING at a point in the Westerly line of Third Street (60' wide), said point having values of N396,160.79 E1,871,814.93 in the New Jersey Plane Coordinate System, said point being located S01 degrees-22'-31"W 29.07' from the intersection of the Northerly sideline of Winslow Street (30' wide) with the Westerly sideline of said Third Street; thence,

1) S01 degrees-22'-31"W 10.00' along the Westerly line of said Third Street and the Easterly line of said Paperboard Company; thence,

2) N88 degrees-42'18"W 25.94' to a point on the Camden Paperboard Building as located by an aerial survey; thence,

3)   N01 degrees-15'39"E 10.00' along said building to a point; thence,

4)   S88 degrees-42'18"E 25.96' to the point and place of BEGINNING.

Said easement contains 0.006 acres of land.

                                                                       EXHIBIT E
                                                                       ---------




                               LEGAL DESCRIPTION
                                  PBI PARCEL
                                  ----------




BEGINNING at a point in the Southerly line of Chelton Avenue (60' wide), said point having values of N395,409.27 E1,873,455.84 in the New Jersey State Plane Coordinate System, said point being located N88 degrees-30'-38"W 130.00' from the Northeast corner of lands of Cogen Technologies P.B. Inc.; thence,

1) S01 degrees-20'-45"W 15.00' through lands of Cogen Technologies P.B. Inc. to a point; thence,

2)   N88 degrees-30'-38"W 10.00' through the same to a point; thence,

3)   S01 degrees-20'-45"W 85.35' through the same to a point; thence,

4) Continuing through the same on a curve to the right having a radius of 55.00' for an arc length of 45.16' and a delta angle of 47 degrees-02'-33"- with a chord of S24 degrees-52'-02"W 43.90' to a point; thence,

5) N01 degrees-20'-45"-E 140.58' along the dividing line between Cogen Technologies P.B. on the East and Camden Cogen L.P. on the West to a point; thence.

6) S88 degrees-39'-15"E 25.00' along the Southerly line of Chelton Avenue to a point; thence,

7) S88 degrees-30'-38"E 2.52' still along the same to the point and place of BEGINNING.

Said easement contains 0.052 acres of land.

                                                                       EXHIBIT F
                                                                       ---------

                               LEGAL DESCRIPTION
                                 CAMDEN PARCEL
                               -----------------

















Starting at the Northeasterly corner of Block 695 Lot 2 being the intersection of the Westerly line of Fourth Street (60 feet wide) with the Southerly line of Jefferson Avenue (60 feet wide), said point having a coordinate of W 395898.30 E 1872293.77 in the New Jersey State Plane Coordinate System; thence, the following one course to the point of beginning N88 degrees-37'-29"W 335.00 feet,

     1) Along the Southerly line of Jefferson Avenue (60 feet wide) N88 degrees-37'-39"W for a distance of 10.00 feet to a point, thence,

     2) Continuing through Jefferson Avenue, the following three courses N01 degrees-22'-31"E for a distance of 50.00 feet to a point, thence,

     3)   N88 degrees-37'-29"W for a distance of 38.33 feet to a point, thence,

     4) N13 degrees-01'-32"W for a distance of 10.32 feet to a point in the Northerly line of Jefferson Avenue,

     5) Continuing along the above mentioned S35 degrees-37'-29"E for a distance of 13.55 feet to a point in the Southwesterly corner of Block 494 Lot 3, thence,

     6) Continuing along the above mentioned S33 degrees-37'-29"E for a distance of 37.31 feet to a point being the Southeasterly corner of Block 494, Lot 3, thence,

     7) Through Jefferson Avenue S01 degrees-22'-31"W for a distance of 60.00 feet to the point and place of beginning.

BEGINNING at a point being the intersection of the Westerly line of Fourth Street (60' wide) said point having coordinate values of N395,418.44 E1,872,282.24 in the New Jersey State Plane Coordinate System, said point being the following course S01 degrees-22'-31"W 20.00' from the intersection of the Westerly line of Fourth Street (60' wide) and running from said beginning point; thence,

     1)   S43 degrees-37'-29"E 10.58' through Fourth Street to a point; thence,

     2)   N46 degrees-22'-31"E 30.00' through the same to a point; thence,

     3)   S43 degrees-37'-29"E 25.00' through the same to a point; thence,

     4)   S46 degrees-22'-31"W 30.11' through the same to a point; thence,

     5)   S42 degrees-20'-15"E 50.53' through the same to a point; thence,

     6) S01 degrees-22'-31"W 14.47' along the Easterly line of Fourth Street to a point; thence,

     7)   N42 degrees-38'-37"W 86.34' through the same to a point; thence,

     8) N01 degrees-22'-31"E 14.14' along the aforementioned Westerly line of Fourth Street to the point and place of BEGINNING.













BEGINNING at a point being in the Southerly line of Chelton Avenue (60' wide) said point having coordinate values of N395,438.91 E1,872,262.73 in the New Jersey State Plane Coordinate System, said point being the following course N88 degrees-37'-29"W 20.00' from the intersection of the Southerly line of Chelton Avenue (60' wide) with the Westerly line of Fourth Street (60' wide) and running from said beginning point; thence,

     1) N88 degrees-37'-29"W 14.14' along the Southerly line of Chelton Avenue to a point; thence,

     2)   N43 degrees-37'-29"W 84.85' through Chelton Avenue to a point; thence,

     3) S88 degrees-37'-29"E 14.14' along the Northerly line of Chelton Avenue to a point; thence,

     4) S43 degrees-37'-29"E 84.85' through Chelton Avenue to the point and place of BEGINNING.

BEGINNING at a point being in the Westerly line of Ancona Street (40' wide) said point having coordinate values of N395,702.46 E1,872,049.00 in the New Jersey State Plane Coordinate System, said point being the following course S01 degrees-22'-31"W 201.65' from the intersection of the Westerly line of Ancona Street (40' wide) with the Southerly line of Jefferson Street (60' wide) running from said beginning point; thence,

     1)   S26 degrees-09'-43"E 43.25' through Ancona Street to a point; thence,

     2)   S33 degrees-50'-39"E 34.68' through Ancona Street to a point; thence,

     3) S01 degrees-22'-31"W 17.27' along the Easterly line of Ancona Street to a point; thence,

     4)   N33 degrees-50'-39"W 49.76' through Ancona Street to a point; thence,

     5)   N26 degrees-09'-43"W 24.44' through Ancona Street to a point; thence,

     6) N01 degrees-22'-25"E 21.63' along the aforementioned Westerly line of Ancona Street to the point and place of BEGINNING.










BEGINNING at a point being the intersection of the Easterly line of Third Street (60' wide) with the Southerly line of Winslow Street (40' wide) said point having coordinate values of N395,148.43 E1,871,874.65 in the New Jersey State Plane Coordinate System, and running from said beginning point; thence,

     1) S01 degrees-22'-31"W 27.78' along the Easterly line of Third Street to a point; thence,

     2)   N13 degrees-01'-54"W 26.65' through Third Street to a point; thence,

     3) S88 degrees-37'-29"E 7.14' along the Westerly line of the Southerly line of Winslow Street to the point and place of BEGINNING.

STARTING at the Northeasterly corner of Block 496 Lot 2 being the intersection of the Westerly line of Fourth Street (60' wide) with the Southerly line of Jefferson Avenue (60' wide), said point having coordinate values of N395,898.30 E1, 872,293.77 in the New Jersey State Plane Coordinate System; thence, the following two courses to the point of beginning:

A) NO88 degrees-37'-29"W 335.00' along the Southerly line of Jefferson Avenue; and,

B)   NO1 degrees-22'-31"E 5.00' through Jefferson Avenue; thence,

     1) S88 degrees-37'-29"E 100.00' in the road, and 5.00' parallel to the Southerly line of Jefferson Avenue to a point in the intersection of Jefferson Avenue and Ancona Street (40' wide); thence,

     2) SO1 degrees-22'-31"W 216.23' in the road and 5.00' parallel to the Westerly line of Ancona Street; thence,

     3) S26 degrees-09'-43"E 21.63' through a portion of Ancona Street to a point; thence,

     4) NO1 degrees-22'-31"E 245.41' in the road, 15.00' parallel to the Westerly line of Ancona Street and parallel to the above secord course, to a point in the intersection of Ancona Street and Jefferson Avenue; thence,

     5) N88 degrees-37'-29"W 110.00' in the road, 15.00' parallel to the Southerly line of Jefferson Avenue and parallel to the above first course, to a point; thence,

     6) SO1 degrees-22'-31"W 10.00' through a portion of Jefferson Avenue to a point and place of BEGINNING.

===============================================================================



                            ASSIGNMENT OF MORTGAGE


                                      by


                GENERAL ELECTRIC CAPITAL CORPORATION, as Agent


                                      to


          THE TORONTO-DOMINION BANK TRUST COMPANY, as Successor Agent


                         Dated as of December 22, 1993

===============================================================================


                       After recording, this Instrument
                            should be returned to:

                              Chadbourne & Parke
                             30 Rockefeller Plaza
                            New York, NY 10112-0127
                         Attn:  Andrew Coronios, Esq.




This Instrument was prepared by:

          Mark Eagan, Esq.
          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, NY 10017



          /s/ Mark Eagan
          --------------------------

                            ASSIGNMENT OF MORTGAGE
                            ----------------------

     ASSIGNMENT OF MORTGAGE dated as of December 22, 1993 made by GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation having an address at 1600 Summer Street, Stamford, Connecticut 06927, as agent ("Assignor") to THE TORONTO-DOMINION BANK TRUST COMPANY, a New York trust company having an address at 31 West 52nd Street, New York 10019, as successor agent ("Assignee").


                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Assignor is the mortgagee under that certain Mortgage dated as of February 4, 1992 made by Camden Cogen L.P ("Mortgagor") to Assignor and recorded in the offices of the Register of Deeds of Camden County, New Jersey on February 4, 1992 in Mortgage Book 3742, page 1 as amended by the First Amendment to Mortgage by and between Mortgagor and Assignor dated as of April 19, 1993 and recorded in the offices of the Register of Deeds of Camden County, New Jersey on April 20, 1993 in Mortgage Book 3964, page 668 (collectively, the "Mortgage") encumbering the real property more particularly described on Exhibit A; and

     WHEREAS, pursuant to the Successor Agency Agreement dated as of even date with this Assignment among Assignee, The Toronto-Dominion Bank, Assignor, The Bank of Tokyo Trust Company and Mortgagor (the "Successor Agency Agreement"), Assignee has been appointed as successor agent to Assignor and has succeeded to all of Assignor's right, title and interest as agent;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee, without recourse or representation (except as is provided for in the Successor Agency Agreement and the Assignment and Acceptance dated as of even date with this Assignment among General Electric Capital Corporation, The Bank of Tokyo Trust Company and The Toronto-Dominion Bank) all of Assignor's right, title and interest as "Mortgagee" under the Mortgage, together with all instruments and other documents evidencing the "Indebtedness", as defined in the Mortgage.

     IN WITNESS WHEREOF, Assignor has caused this instrument to be executed in its name and on its behalf by its duly authorized officer as of the day and year first written above.

                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                            as agent


                                       By:  /s/ Michael J. Tzougrakis
                                            --------------------------------
                                            Name:
                                            Title:

STATE OF                  )
                          :  ss.:
COUNTY OF                 )

     BE IT REMEMBERED, that on this ____ day of _____, 1993, in the County and State aforesaid, before me, the subscriber, a Notary Public of the State of ___________ authorized to take acknowledgments and proofs in said State, personally appeared __________________, who, I am satisfied, is the person who signed the within instrument as ______________ of Cogen Technologies Camden, Inc., the corporation named therein, and he thereupon acknowledged that the within instrument signed by the corporation was signed and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors, as a general partner on behalf of Cogen Technologies Camden GP Limited Partnership, a Delaware limited partnership, as a general partner on behalf of CAMDEN COGEN L.P., a Delaware limited partnership, the partnership which executed the within instrument.

                          Signature
                                    ---------------------

                          Printed
                                  -----------------------
                                    Notary Public

                          My commission expires:
                                                 --------



STATE OF CONNECTICUT      )
                          :  ss.:
COUNTY OF FAIRFIELD       )

     BE IT REMEMBERED, that on this 20th day of December, 1993, in the county and State aforesaid, before me, the subscriber, a Notary Public of the State of Connecticut authorized to take acknowledgments and proofs in said State, personally appeared M. J. Tzougrakis, who, I am satisfied, is the person who signed the within instrument as Manager - Operations of General Electric Capital Corporation, the corporation named therein, and he thereupon acknowledged that the within instrument signed by the corporation was signed and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                          Signature /s/ Margaret M. Fraioli
                                    -----------------------

                          Printed Margaret M. Fraioli
                                  -------------------------
                                    Notary Public

                          My commission expires:
                                                 ----------


                                     MARGARET M. FRAIOLI
                                        NOTARY PUBLIC
                                  MY COMMISSION EXPIRES DEC. 31, 1995

                                                                       EXHIBIT A
                                                                       ---------

                           Real Property Description
                           -------------------------

     ALL THAT CERTAIN land or premises situate, lying and being in the City of Camden, County of Camden and State of New Jersey, the legal description being more particularly bounded and described as follows:

     BEGINNING at a point in the Southeasterly corner of Broadway (66 feet wide) and Chelton Avenue (60 feet wide); thence

     1) South 88 degrees 33 minutes 00 seconds East along the Southerly line of Chelton Avenue, a distance of 450 feet to the Westerly line of Sixth Street (50 feet wide); thence

     2) South 01 degrees 20 minutes 45 seconds West along the Westerly line of Sixth Street a distance of 400 feet to a point; thence

     3) North 88 degrees 33 minutes 00 seconds West a distance of 210 feet to a point in the center line of Fillmore Street (now vacated); thence

     4) North 01 degrees 20 minutes 45 seconds East and along the center line of Fillmore Street (now vacated) 20 feet to a point; thence

     5) North 88 degrees 33 minutes 00 seconds West, a distance of 115 feet to a point in the center line of Hedley Street (now vacated); thence

     6) North 01 degrees 20 minutes 45 seconds East along the center line of Hedley Street (now vacated), a distance of 20 feet to a point; thence

     7) North 88 degrees 33 minutes 00 seconds West, a distance of 125 feet to a point in the Easterly line of Broadway; thence

     8) North 01 degrees 20 minutes 45 seconds East along the Easterly line of Broadway, a distance of 360 feet to the point and place of beginning.

     BEING Lot 1, Block 506, Tax Map.